                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                ImmunoGen, Inc.
                (Name of Registrant as Specified In Its Charter)

                                ImmunoGen, Inc.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[IMMUNOGEN, INC. LOGO]

                                                                October 13, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of ImmunoGen, Inc. to be held at 10:00 a.m., Boston time, on Tuesday, November 10, 1998 at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters that will be presented at the Annual Meeting. At the Annual Meeting, five members will be elected to the Board of Directors. The Board of Directors recommends the election of the five nominees named in the enclosed Proxy Statement.

     Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            /S/ MITCHEL SAYARE
                                            MITCHEL SAYARE
                                            President, Chief Executive Officer
                                            and Chairman of the Board

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                                IMMUNOGEN, INC.
                             333 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02062

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 10, 1998

To Shareholders of
  ImmunoGen, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of ImmunoGen, Inc. (the "Company") will be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts, on Tuesday, November 10, 1998 at 10:00 a.m., Boston time, for the following purposes:

     1. To fix the number of directors at five and to elect five directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on September 22, 1998 will receive notice of the Annual Meeting and be entitled to vote at the Annual Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Annual Meeting in person, if possible. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                                            By order of the Board of Directors

                                            /S/ JONATHAN L. KRAVETZ, ESQ.
                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

October 13, 1998

                                IMMUNOGEN, INC.
                             333 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02062
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------
          ------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
          ------------------------------------------------------------

                        TO BE HELD ON NOVEMBER 10, 1998

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of ImmunoGen, Inc. (the "Company") of Proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts on Tuesday, November 10, 1998 at 10:00 a.m., Boston time, and at any adjournments thereof (the "Meeting"), and, together with the enclosed Proxy and Annual Report to Shareholders for the Fiscal Year ended June 30, 1998, is being mailed to the shareholders on or about October 13, 1998. The Annual Report does not form any part of this Proxy Statement.

     Voting and Revocability of Proxies. When the Proxy of a shareholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the Proxy by the shareholder. If no such voting instructions are given on a Proxy with respect to one or more proposals, the shares represented by that Proxy will be voted, with respect to the election of Directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Cost of Solicitation. The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Solicitation of Proxies by mail may be supplemented by telephone, telegram, telex, telecopy and personal solicitation by Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     Quorum and Voting. Only shareholders of record of the Company's 25,419,552 shares of Common Stock, $.01 par value per share (the "Common Stock"), outstanding as of the close of business on September 22, 1998 will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. No appraisal rights exist for any action to be taken at the Meeting.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 11, 1998 by (i) each person or entity known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                   PERCENTAGE
                                                              NUMBER OF SHARES     OF SHARES
                    NAME AND ADDRESS OF                         BENEFICIALLY      BENEFICIALLY
                     BENEFICIAL OWNER*                            OWNED(1)          OWNED(1)
                    -------------------                       ----------------    ------------
Capital Ventures International(2)...........................     2,347,117            8.5%
  One Capital Place, P.O. Box 1787 GT
  Grand Cayman, Cayman Island, BWI
Mitchel Sayare(3)...........................................       591,000            2.3%
Walter A. Blattler(4).......................................       315,894            1.2%
David W. Carter(5)..........................................         2,500             **
Michael R. Eisenson(6)......................................             0             --
Stuart F. Feiner(7).........................................         2,100             **
John M. Lambert(8)..........................................       142,258             **
All current executive officers and Director as a group
  (7 persons)(9)............................................     1,093,036            4.2%

---------------

  * Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 ** Represents beneficial ownership of less than 1% of the Common Stock.

(1) Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options and warrants as described in the footnotes below.

(2) Consists of 2,347,117 shares of Common Stock which Capital Ventures International ("CVI") may acquire upon the exercise of warrants to purchase Common Stock. The Restated Articles of Organization, as amended, of the Company and the warrants held by CVI (the "CVI Warrants") limit the right of CVI to exercise the CVI Warrants such that the maximum number of shares of the Common Stock which may at any time be deemed to be beneficially owned by CVI upon the exercise of the CVI Warrants may not, together with any other shares of Common Stock then owned by CVI, exceed 9.9% of the then issued and outstanding shares of Common Stock.

(3) Includes 427,000 shares of Common Stock which Mr. Sayare may acquire upon the exercise of options within 60 days after September 11, 1998.

(4) Includes 232,833 shares of Common Stock which Dr. Blattler may acquire upon the exercise of options within 60 days after September 11, 1998.

(5) Includes 2,500 shares of Common Stock which Mr. Carter may acquire upon the exercise of options within 60 days after September 11, 1998.

(6) Michael R. Eisenson, a Director of the Company, is President and Chief Executive Officer of Charlesbank Capital Partners, LLC, the successor to Harvard Private Capital Group, Inc. and the investment advisors to Aeneas Venture Corporation ("Aeneas"). Mr. Eisenson owns no shares of Common Stock and disclaims beneficial ownership of the shares owned by Aeneas. Pursuant to an agreement among the Company, Aeneas and Mr. Eisenson, grants of stock options in respect of Mr. Eisenson's service as a Director are granted directly to Aeneas. Pursuant to such grants, 15,000 shares of Common Stock may be acquired by Aeneas within 60 days after September 11, 1998.

(7) Stuart F. Feiner, a Director of the Company, is Executive Vice President, General Counsel and Secretary of Inco Limited, which owns 14,315 shares of Common Stock. He is also President of Inco Securities Corp., a subsidiary of Inco Limited, which owns 323,947 shares of Common Stock, and Chairman of the general partner of North American Partners Limited Partnership II, which owns 19 shares of Common Stock. Mr. Feiner disclaims beneficial ownership of the shares of Common Stock held by each of such shareholders. Mr. Feiner individually owns 2,100 shares of Common Stock as of September 11, 1998. He is also named as direct owner of non-qualified stock options granted by the Company in respect of his services as a Director. Pursuant to such grants, 15,000 shares of Common Stock may be acquired by Mr. Feiner within 60 days after September 11, 1998; however, Mr. Feiner disclaims all beneficial interest in the derivative securities and underlying shares pursuant to an arrangement made between Mr. Feiner and Inco Limited, whereby Mr. Feiner assigned all benefit to that entity.

(8) Includes 129,967 shares of Common Stock which Dr. Lambert may acquire upon the exercise of options within 60 days after September 11, 1998.

(9) See also footnotes (3) through (8).

INFORMATION ABOUT DIRECTORS AND CURRENT EXECUTIVE OFFICERS

     The names of the Directors and certain other information about them as of the date hereof are set forth below:

              NAME OF DIRECTOR                 AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
              ----------------                 ---   ---------------------------------------------------------
Mitchel Sayare...............................  50    Mitchel Sayare, Chief Executive Officer, a Director since
                                                     1986 and Chairman of the Board since 1989, joined the
                                                     Company in 1986. From 1986 until 1992, and currently
                                                     since 1994, Mr. Sayare has served as President of the
                                                     Company. From 1982 to 1985, Mr. Sayare was Vice President
                                                     for Development at Xenogen, Inc., a biotechnology company
                                                     specializing in monoclonal antibody-based diagnostic
                                                     systems for cancer. From 1977 to 1982, Mr. Sayare was
                                                     Assistant Professor of Biophysics and Biochemistry at the
                                                     University of Connecticut. He holds a Ph.D. in
                                                     Biochemistry from Temple University School of Medicine.
                                                     Mr. Sayare serves on the Board of Directors of ImmuCell
                                                     Corporation, in addition to a number of private
                                                     companies.

              NAME OF DIRECTOR                 AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
              ----------------                 ---   ---------------------------------------------------------
Walter A. Blattler...........................  49    Walter A. Blattler, Ph.D., elected a Director in
                                                     September 1995, served as Vice President, Research and
                                                     Development from 1987 to October 1994 and as Senior Vice
                                                     President, Research and Development from October 1994 to
                                                     October 1996. Since 1996, Dr. Blattler has served as
                                                     Executive Vice President, Science and Technology. Dr.
                                                     Blattler joined the Company in October 1987. From 1981 to
                                                     1987, Dr. Blattler was chief scientist for the
                                                     ImmunoGen-supported research program at the Dana-Farber
                                                     Cancer Institute. Dr. Blattler received his Ph.D. from
                                                     the Swiss Federal Institute of Technology in Zurich in
                                                     1978.
David W. Carter..............................  59    David W. Carter, a Director since June 1997, is Co-Chief
                                                     Executive Officer and a director of Xenogen, Inc., which
                                                     he joined in 1997. From 1991 to 1997, Mr. Carter was the
                                                     President and Chief Executive Officer of Somatix Therapy
                                                     Corporation. Mr. Carter also serves on the Board of
                                                     Directors of Cell Genesys, Inc.
Michael R. Eisenson..........................  43    Michael R. Eisenson, a Director since 1986, is President
                                                     and Chief Executive Officer of Charlesbank Capital
                                                     Partners, LLC (the successor to Harvard Private Capital
                                                     Group, Inc.,) which he joined in 1986. Between 1981 and
                                                     1986, Mr. Eisenson held the position of Manager, Boston
                                                     Consulting Group. Mr. Eisenson serves on the Boards of
                                                     Directors of CCC Information Services Group, Inc., Harken
                                                     Energy Corporation, Playtex Products, Inc., United Auto
                                                     Group, Inc. and the WMF Group, Ltd., as well as several
                                                     private companies.
Stuart F. Feiner.............................  50    Stuart F. Feiner, a Director since 1984, has been
                                                     Executive Vice President, General Counsel and Secretary
                                                     of Inco Limited since August 1993, after having served as
                                                     Vice President, General Counsel and Secretary of Inco
                                                     Limited from April 1992 to August 1993. From January 1984
                                                     until April 1992, Mr. Feiner was President of Inco
                                                     Venture Capital Management, the venture capital unit of
                                                     Inco Limited. Mr. Feiner serves on the Board of Directors
                                                     of The Liposome Company, Inc., in addition to a number of
                                                     private companies.

     The names of, and certain other information as of the date hereof regarding, each current executive officer of the Company who is not a member of the Board is set forth below. Executive officers serve at the pleasure of the Board.

NAME OF EXECUTIVE OFFICER                      AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
-------------------------                      ---   ---------------------------------------------------------
John M. Lambert, Ph.D........................  47    John M. Lambert, Ph.D., Vice President, Research and
                                                     Development, joined the Company in 1987. Dr. Lambert
                                                     served as Senior Director of Research from October 1994
                                                     to November 1996. Prior to joining ImmunoGen, Dr. Lambert
                                                     was Assistant Professor of Pathology at the Dana-Farber
                                                     Cancer Institute, where he worked on the research program
                                                     supported by ImmunoGen. Dr. Lambert received his Ph.D. in
                                                     Biochemistry from Cambridge University in England.
Kathleen A. Carroll..........................  46    Kathleen A. Carroll, Vice President, Finance and
                                                     Administration, Treasurer and Assistant Secretary, joined
                                                     the Company in 1987. Ms. Carroll served as Controller
                                                     from October 1990 to October 1996 and has served as Vice
                                                     President, Finance and Administration since October 1996,
                                                     Assistant Secretary since April 1997 and Treasurer since
                                                     June 1997. Prior to joining ImmunoGen, Ms. Carroll held
                                                     various positions in both private industry and public
                                                     accounting. Ms. Carroll received her B.S. in Finance from
                                                     Boston University and a J.D. from Suffolk University Law
                                                     School.

                             EXECUTIVE COMPENSATION

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION((1))

     The Compensation Committee of the Board (the "Committee") is composed entirely of non-employee Directors. The Committee determines the base salaries of the Company's executive officers and the amount of annual bonus awards, if any, to be paid to the executive officers. In addition, the Committee administers the Company's Restated Stock Option Plan, as amended, (the "Plan") under which stock options may be granted to executive officers and other employees of the Company, as well as to non-employee Directors.

COMPENSATION POLICY AND COMPONENTS OF COMPENSATION

     The ability to attract, motivate and retain senior-level executives is crucial to achieving any company's short and long-term objectives, and is the fundamental goal of the Committee. The continued growth of the biotechnology industry, particularly within the New England area, has given rise to a very aggressive recruiting environment within such industry and makes this goal particularly challenging.

     The past year has seen significant accomplishment by the Company. In July 1997, a research and collaboration agreement between the Company's majority-owned subsidiary, Apoptosis Technology, Inc. ("ATI"), and BioChem Pharma Inc., a major Canadian pharmaceutical company, was consummated. This agreement funds the ongoing operations of ATI and also provides for potential milestone and royalty payments to ATI. Moreover, in December 1997, the Company entered into an agreement to sell $3.0 million of a series of its preferred stock to an institutional investor; all $3.0 million was received by July 1998. The Company has also continued to move its lead product candidate, huC242-DM1, along its proposed timeline for the filing of an Investigational New Drug application with the U.S. Food and Drug Administration, and management has been aggressively pursuing a collaborative partnership to fund further development and commercialization of this product candidate with the aim of securing substantial, long-term cash inflows to the Company.

     Because the Company remains in its research and development phase, methods of assessing each executive's performance must be appropriate to the Company's stage of maturity; that is, attainment by each executive of his or her specific personal objectives in light of the Company's broad strategic goals.

     Generally, each executive officer's compensation package is reviewed annually and may be comprised of up to three components: base salary, incentive cash bonuses and stock options. In addition to these components, executive officers of the Company are eligible to participate in all employee benefit programs generally available to all other Company employees.

     Progress toward the Company's broad strategic goal of becoming a profitable biopharmaceutical company is measured by specific corporate objectives and annual milestones. Personal objectives and milestones by which individual executives of the Company are evaluated must fit within the framework of the Company's overall goals and objectives. Subjective factors, such as changes in business conditions and other relevant external circumstances, are also taken into consideration. The Company believes the nature of its specific goals and milestones and progress toward their achievement constitute proprietary and confidential information, disclosure of which would place the Company at a competitive disadvantage.

---------------

(1) The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference.

BASE SALARY

     Despite the partnering and financing successes of the past year as previously noted, the Company's current cash position continues to require that substantial additional funding be obtained. In that regard, no salary increases for executive officers have as yet been awarded in respect of fiscal 1998. Further, because of the Company's tenuous cash position over the last several years, for fiscal 1995 and fiscal 1996 the Committee determined not to award any increases in base salaries for the Company's executive officers until such time as the Committee deemed appropriate a resumption of salary increases for those senior executives. In addition, effective January 1995 and in conjunction with the restructuring program implemented in December 1994, a voluntary reduction in salaries was assumed and the base salary of certain executive officers was frozen at 80% of his or her salary level then in effect. In fiscal 1996, the Compensation Committee determined not to pay the 20% of salaries deferred since January 1995, and the 20% reduction in salaries for those individuals remained in effect until the second quarter of fiscal 1997, at which time those salaries, except for the Chief Executive Officer, were prospectively restored to their pre-reduction levels.

     Generally, the Committee sets the salaries of executive officers by reviewing surveys of biotechnology industry compensation as well as other available information on the base salaries of executive officers in comparable positions in other biotechnology companies. There is substantial overlap between the biotechnology companies, the compensation practices of which are reflected in such surveys, and the biotechnology companies included in the Nasdaq Pharmaceutical Stocks Total Return Index (see "Stock Price Performance Graph"). Comparative factors considered include, but are not limited to, company size, stage of development of a company's products and geographic location. The Committee uses the collected data and applies the members' significant experience in hiring and managing personnel in a biopharmaceutical environment to set base salaries. The Committee takes into account, for both new and current executive officers, not only competitive factors, but also breadth of experience, length of service with the Company and recent individual performance of those officers. It is not the Company's intent to establish fixed levels of compensation in general or for specific positions, but rather to establish compensation on a case-by-case basis as recommended by management and determined by the Committee in the exercise of the members' best judgment. Salaries of executive officers of the Company, as currently paid, are estimated to range from the 5th percentile to the 50th percentile of the comparable average salaries for executives of biotechnology companies of similar size. The salary of the Company's Chief Executive Officer is estimated to be in the 40th percentile of such range. The Committee believes the base salaries of its executive officers are low in comparison to similarly situated biotechnology companies.

     In certain cases initial annual base compensation was established pursuant to employment agreements with executive officers (see "Employment Contracts, Termination of Employment and Change in Control Agreements"). The terms of such employment contracts were reviewed and authorized by the Board (including members of the Committee but excluding any interested officer) and were consistent with the Company's compensation policies then in place.

BONUS AWARDS

     The Company does not have formal incentive or bonus plans for executives and, for the three fiscal years ended June 30, 1998, no bonus has been awarded to any current executive officer of the Company.

STOCK OPTION PLAN

     Subject to the provisions of the Plan, the Committee has the authority to determine the terms under which options are granted under the Plan and the individuals to whom such options may be granted. The Committee believes that equity participation is a key component of its executive compensation program. The stock option program is the Company's major long-term incentive plan, designed to retain executive officers and other employees and motivate them to enhance shareholder value by aligning the long-term interests of the Company's employees with those of its outside shareholders. Stock options provide an effective long-term incentive for executive officers and other employees to create shareholder value since the full benefit of the options cannot be realized unless an appreciation in the price of the Common Stock occurs over a number of years. The executive officers participate in the Plan in the same manner as all of the Company's employees. Initial stock option awards are individually determined prior to employment at levels based upon an employee's potential contribution to the Company's growth and are designed to be competitive with awards by other companies within the biotechnology industry. Subsequent annual stock option awards are based on individual performance and position within the Company. Also taken into consideration is the aggregate amount of stock options granted to an individual. All of the Company's current executive officers were awarded stock options in March 1996 for fiscal year 1996 and in August and December 1997 for fiscal year 1998. No stock options were awarded to executive officers in fiscal 1997. All options have exercise prices equal to the fair market value of the Common Stock on the date of grant. The options granted to executive officers in fiscal years 1996 and 1998 vest ratably over three years beginning on the date of grant. Vesting of options may be accelerated and options may become fully exercisable upon the occurrence of certain events such as a change in control of the Company (see "Employment Contracts, Termination of Employment and Change in Control Agreements").

     In addition to incentive stock options, the Committee also has discretionary authority under the Plan to grant non-qualified options to certain individuals, including executive officers of the Company. Of the current executive officers, only Mr. Sayare and Dr. Blattler have been granted non-qualified options. In each case, the options were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant and were scheduled to vest over three years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In connection with the Committee's decision not to increase base salaries and the voluntary 20% reduction in salaries, Mr. Sayare received no increase in base salary during fiscal 1995 or fiscal 1996. In addition, between January 1995 and October 1996, Mr. Sayare's base salary had been 80% of $257,000, or $205,600. In October 1996, the Committee determined not to pay the 20% reduction withheld to that date, and Mr. Sayare's salary was set at $245,000. Mr. Sayare has received no salary increase since October 1996 and his annual salary remains at $245,000.

     No cash bonus was paid to Mr. Sayare in fiscal 1998. In March 1996, Mr. Sayare was granted options to purchase 125,000 shares of Common Stock. In August and December 1997, Mr. Sayare was granted options to purchase 75,000 shares and 229,166 shares of Common Stock, respectively. These options were awarded based upon Mr. Sayare's performance in each of those years. The options granted in fiscal years 1996 and 1998 vest ratably over three years beginning on the date of grant. No options were granted to Mr. Sayare in fiscal 1997. All options are subject to Mr. Sayare's continued employment with the Company and were issued with exercise prices equal to the fair market value of the Common Stock on the date of grant.

CERTAIN AGREEMENTS

     The Company has entered into agreements with certain of its executive officers relating to employment and separation. In making determinations of salary and benefits to be provided under the aforementioned employment and separation agreements, the Committee took into consideration contractual commitments and Company policies (see "Employment Contracts, Termination of Employment and Change in Control Agreements").

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                DAVID W. CARTER
                              MICHAEL R. EISENSON
                                STUART F. FEINER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee members during fiscal year 1998 were Messrs. David W. Carter, Michael R. Eisenson, Stuart F. Feiner and Donald E. O'Neill. Mr. O'Neill resigned his position as a Director of the Company effective July 29, 1998. None of these Directors is or has been an officer or employee of the Company. Mr. Sayare, though not a member of the Committee, assists the Committee in determining any compensation to be awarded to executive officers other than himself. Mr. Sayare provides supplemental information regarding performance evaluations of executive officers other than himself.

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 in fiscal year 1998.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                          ANNUAL           ------------
                                                       COMPENSATION         SECURITIES     ALL OTHER
                 NAME AND                           -------------------     UNDERLYING    COMPENSATION
            PRINCIPAL POSITION              YEAR       SALARY ($)(1)       OPTIONS (#)       ($)(2)
            ------------------              ----       -------------       ------------   ------------
Mitchel Sayare............................  1998          245,000            304,166         2,734
  Chairman of the Board, Chief              1997          230,907                 --         2,837
  Executive Officer and President           1996          205,600            125,000         2,480

Walter A. Blattler, Ph.D..................  1998          180,000            230,417         1,598
  Director, Executive Vice President,       1997          166,372                 --         1,682
  Science and Technology                    1996          141,900             75,000         1,262

John M. Lambert, Ph.D.....................  1998          150,000            141,667         1,232
  Vice President, Research and              1997          140,980                 --         1,103
  Development                               1996          124,783             50,000         1,013

---------------

(1) Includes amounts, if any, deferred by each individual under the ImmunoGen, Inc. 401(k) Plan and Trust.

(2) Fiscal 1998 amounts include term life insurance premiums of $882 for Mr. Sayare, $648 for Dr. Blattler and $540 for Dr. Lambert. Also included are matching 401(k) contributions of $1,852 for Mr. Sayare, $950 for Dr. Blattler and $692 for Dr. Lambert.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during fiscal 1998 to each individual named in the Summary Compensation Table.

                                                                                          POTENTIAL REALIZABLE
                                  NUMBER OF     PERCENT OF                                  VALUE AT ANNUAL
                                  SECURITIES   TOTAL OPTIONS                                 RATES OF STOCK
                                  UNDERLYING    GRANTED TO                                 PRICE APPRECIATION
                                   OPTIONS     EMPLOYEES IN                                FOR OPTION TERM(3)
                                   GRANTED      FISCAL YEAR     EXERCISE     EXPIRATION   --------------------
              NAME                  (#)(1)          (%)        PRICE($)(2)      DATE       5%($)       10%($)
              ----                ----------   -------------   -----------   ----------    -----       ------
Mitchel Sayare..................    75,000          5.7           1.313        8/11/07     61,930     156,944
                                   229,166         17.5           0.844       12/31/07    121,638     308,255
                                   -------         ----                                   -------     -------
                                   304,166         23.2                                   183,568     465,199

Walter A. Blattler, Ph.D........    70,000          5.4           1.313        8/11/07     57,802     146,481
                                   160,417         12.3           0.844       12/31/07     85,147     215,780
                                   -------         ----                                   -------     -------
                                   230,417         17.7                                   142,949     362,261

John M. Lambert, Ph.D...........    50,000          3.8           1.313        8/11/07     41,287     104,629
                                    91,667          7.0           0.844       12/31/07     48,656     123,303
                                   -------         ----                                   -------     -------
                                   141,667         10.8                                    89,943     227,932

---------------

(1) Options were granted in August and December of 1997. All options vest ratably over three years beginning on the date of grant. Under certain circumstances, vesting of options may be accelerated and options may become fully exercisable.

(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information as to each individual named in the Summary Compensation Table regarding option exercises during fiscal 1998, the number of shares covered by both exercisable and unexercisable options as of June 30, 1998, and the value of unexercised options.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                               OPTIONS AT               IN-THE-MONEY OPTIONS
                              ACQUIRED                          FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(2)
                                 ON            VALUE        ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   --------------   -----------   -------------   -----------   -------------
Mitchel Sayare.............    21,000          16,538         402,000        304,166             --        240,399
Walter A. Blattler,
  Ph.D.....................    20,061          14,544         209,500        230,417             --        175,928
John M. Lambert, Ph.D......    12,291           8,911         113,300        141,667             --        104,900

---------------
(1) Value realized is based on the difference between the option exercise price and the closing sale prices of the Common Stock as reported on the Nasdaq National Market for June 26, June 25 and June 22, 1998, the dates of exercise of options by Mr. Sayare, Dr. Blattler and Dr. Lambert, respectively.

(2) Value is based on the last sale price per share ($1.75) on June 30, 1998, as reported on the Nasdaq National Market, less the applicable option exercise price. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company has entered into employment agreements with Dr. Blattler and Dr. Lambert. These agreements currently provide for annual salaries of $180,000 for Dr. Blattler and $150,000 for Dr. Lambert. These agreements may be terminated by either the Company or the executive officer upon 90 days' prior written notice. In addition, each agreement provides that the Company may terminate the employment of the executive officer at any time for cause (as defined in the respective agreements). The agreements with Dr. Blattler and Dr. Lambert also provide that the executive officers will not engage in any business competitive with the business of the Company for a period of two years following termination of employment.

     In making determinations of salary and benefits to be provided under the aforementioned employment agreements, the Committee took into consideration, in addition to contractual commitments, Company personnel policies.

     Contractual language is included in stock option agreements between the Company and members of its senior management group to the effect that in instances where (i) (A) a person becomes the beneficial owner of fifty percent or more of the voting securities of the Company, or (B) the Board approves a consolidation or merger of the Company whereby the shareholders of the Company would not retain fifty percent or more of the voting securities of the Company after the consolidation or merger, and (ii)(A) a material change is made in the Plan or an option granted thereunder (except as provided in Section 16(b) of the Plan), or (B) the affected employee is, within two years, terminated for any reason other than for cause, then all unvested options of the affected employee will become immediately exercisable.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table below compare the cumulative total stockholder return on an annual basis on the Common Stock for the period from June 30, 1993 through June 30, 1998 to the cumulative total returns on the Nasdaq Composite Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index for the same period.
[STOCK PERFORMANCE GRAPH]

                                                                         Nasdaq
               Measurement Period                    ImmunoGen,        Composite           Nasdaq
             (Fiscal Year Covered)                      Inc.             Index         Pharmaceutical
6/30/93                                                     100.00            100.00            100.00
6/30/94                                                      65.00            101.00             84.00
6/30/95                                                      60.00            135.00            111.00
6/30/96                                                      62.00            172.00            163.00
6/30/97                                                      25.00            210.00            166.00
6/30/98                                                      27.00            277.00            171.00

     The above graph and table assume $100 invested on June 30, 1993 with all dividends reinvested, in each of the Common Stock, the Nasdaq Composite Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index. The Nasdaq Pharmaceutical Stocks Total Return Index was prepared by the Center for Research in Security Prices. Upon written request by any shareholder, the Company will promptly provide a list of the companies comprising the Nasdaq Pharmaceutical Stocks Total Return Index.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting the number of Directors will be fixed at five and five directors will be elected to serve until the next annual meeting of shareholders and until such Directors' successors have been elected and qualified.

     The enclosed Proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. The nominees are Mitchel Sayare, Walter A. Blattler, Ph.D., David W. Carter, Michael
R. Eisenson and Stuart F. Feiner. The Board has no reason to believe that any nominee will become unavailable. However, in the event that any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person or persons as may be designated by the Board.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

     David W. Carter, Michael R. Eisenson and Stuart F. Feiner currently serve on the Company's Audit Committee. The Audit Committee reviews the engagement of the Company's independent accountants, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

     David W. Carter, Michael R. Eisenson and Stuart F. Feiner currently comprise the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations concerning the Company's compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Plan.

     The Company does not have a standing Nominating Committee.

     During the fiscal year ended June 30, 1998, there was one meeting of the Board and no meetings of the Audit or Compensation Committees. However, from time to time, the members of the Board and its Committees acted by unanimous written consent or actions by Directors without a meeting pursuant to Massachusetts law. All Board members attended the meeting of the Board.

COMPENSATION OF DIRECTORS

     All non-employee Directors are entitled to receive cash compensation of $1,500 per Board meeting, although none was paid during fiscal 1998. Directors are also reimbursed for travel expenses incurred with respect to attending Board meetings. No compensation is paid for attendance at, or activities related to, Audit or Compensation Committee meetings.

     Each non-employee Director who was a member of the Board as of July 9, 1992 was granted an option under the Plan to purchase 10,000 shares of Common Stock as of that date and will continue to receive such an option upon every fourth anniversary thereof (assuming he remains a non-employee Director). Messrs. Eisenson and Feiner, both non-employee Directors as of July 9, 1992 and July 9, 1996, were each granted an option to purchase 10,000 shares of Common Stock as of each of those dates at exercise prices of $11.50 and $4.375, respectively. Mr. Carter became a non-employee Director on June 17, 1997 and was granted an option to purchase 10,000 shares as of that date at an exercise price of $1.625 per share. In addition, on December 31, 1997, Messrs. Carter, Eisenson and Feiner were each granted an option to purchase 25,000 shares of Common Stock at an exercise price of $0.844. Pursuant to an agreement among the Company, Aeneas Venture Corporation and Mr. Eisenson, grants of stock options in respect of Mr. Eisenson's service as a Director are granted directly to Aeneas Venture Corporation. Options granted under the Plan become exercisable as to 25% of the shares on each anniversary of the date of grant if the optionee remains a non-employee Director of the Company on such date. The options have a term of ten years and exercise prices which are equal to the fair market value of the Common Stock on the date of grant. In addition, the Plan provides that each non-employee Director, upon first being elected or appointed to the Board after July 9, 1992 and on every fourth anniversary thereof (assuming he or she remains a non-employee Director), will be granted an option to purchase 10,000 shares of Common Stock.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE NUMBER OF DIRECTORS BE FIXED AT FIVE AND RECOMMENDS THE ELECTION OF THE NOMINEES AS DIRECTORS.

                              CERTAIN TRANSACTIONS

     The holders of approximately 792,769 shares of Common Stock (the "Registrable Securities") are entitled to certain rights to register such shares under the Securities Act of 1933, as amended, (the "Securities Act") for sale to the public pursuant to a Registration Rights Agreement by and among the Company and the holders of Registrable Securities, as amended (the "Registration Rights Agreement"). The holders of Registrable Securities include, among others, Aeneas Venture Corporation. Such holders have the right to require the Company, on not more than two occasions, whether or not the Company proposes to register any of its Common Stock for sale, to register all or part of their shares for sale to the public under the Securities Act, subject to certain conditions and limitations. In addition, holders of Registrable Securities may require the Company to register all or part of their shares on Form S-3 (or a successor short form of registration) if the Company then qualifies for use of such form, subject to certain conditions and limitations. The Registration Rights Agreement was amended on October 9, 1991 to limit the circumstances pursuant to which the registration rights granted thereunder may be transferred to third parties and to amend certain procedural requirements.

     Pursuant to registration rights agreements between the Company and holders of the Company's Series E Convertible Preferred Stock (the "Preferred Stock") and related warrants, and holders of warrants issued in connection with the issuance of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (the "Warrants"), such holders are entitled to rights to require the Company to register for resale to the public under the Securities Act all shares of Common Stock issued or issuable to such holders on conversion of the Preferred Stock and/or exercise of the Warrants. As of September 11, 1998, approximately 10,346,472 shares are beneficially held by such holders.

     As part of an agreement entered into in July 1997 between the Company, ATI, and BioChem Pharma Inc. ("BioChem"), BioChem receives warrants to purchase shares of Common Stock equal to the amount invested in ATI over a three-year period. These warrants become exercisable at the end of the three-year period at the then current market price of the Common Stock. Pursuant to a registration rights agreement between the Company and BioChem, at the end of the three-year period BioChem is entitled to certain rights to require the Company to register for sale to the public under the Securities Act all registrable securities. As of September 11, 1998, warrants to purchase Common Stock equal to the $5.224 million invested as of that date have been issued to BioChem.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons holding more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended June 30, 1998, the Company's executive officers, Directors and greater than 10% beneficial owners of its Common Stock complied with all applicable Section 16(a) filing requirements, except as to Mr. Carter's option grant of June 17, 1997, which was inadvertently omitted from Mr. Carter's Form 3 filed June 24, 1997, but was reported on his Form 5 for the year ended June 30, 1998, filed on August 13, 1998.

                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP, independent accountants, audited the Company's financial statements for the fiscal year ended June 30, 1998. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company has selected PricewaterhouseCoopers LLP to audit the Company's financial statements for the fiscal year ending June 30, 1999.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Company's annual meeting in 1999, a shareholder proposal must be received by the Company no later than June 11, 1999. Proposals should be delivered in writing to ImmunoGen, Inc., 333 Providence Highway, Norwood, Massachusetts 02062. One or more shareholders who hold at least 10% of the capital stock entitled to vote at the meeting and who do not wish to include their proposal in such proxy statement but who wish to present a proposal at the Company's annual meeting of shareholders in 1999, must notify the Company in writing at the above referenced address, no later than October 20, 1999. All other shareholders who wish to present a proposal at such annual meeting must notify the Company in writing at the above-referenced address no later than August 29, 1999 in order for their proposal to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

     The Board does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted by the persons voting the Proxies in accordance with their judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure the required quorum, please complete, sign, date and return your Proxy promptly.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following document filed by the Company with the Commission is incorporated herein by reference:

     Items 6, 7, 8 and 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed pursuant to Section 13 or 15(d) of the 1934 Act (File Number 0-17999).

                                            By order of the Board of Directors

                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

October 13, 1998

PROXY                           IMMUNOGEN, INC.                        PROXY


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           OF IMMUNOGEN, INC. FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 10, 1998


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 13, 1998, and does hereby appoint Mitchel Sayare and Kathleen A. Carroll, or either of them, the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts on Tuesday, November 10, 1998, at 10:00 a.m., Boston time, and at any adjournments thereof.


         PLEASE FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE


                            * FOLD AND DETACH HERE *


                                                                                                       PLEASE MARK
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION                        YOUR VOTE AS
IS INDICATED, SUCH SHARES WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN ITEM 1.                      INDICATED IN   [X]
                                                                                                       THIS EXAMPLE.


ITEM 1. ELECTION OF DIRECTORS:     Mitchel Sayare, Walter A. Blattler, David W. Carter,
                                   Michael R. Eisenson and Stuart F. Feiner

          FOR ALL              WITHHOLD
      NOMINEES LISTED         AUTHORITY                                                   I PLAN TO ATTEND THE MEETING.     [  ]
       TO THE RIGHT          to vote for
(except those crossed out)   all nominees

            [  ]                 [  ]


In their discretion the proxies are authorized to vote upon such other business as may      THIS PROXY MAY BE REVOKED IN WRITING AT
properly come before the meeting or any adjournments thereof.                                ANY TIME PRIOR TO THE VOTING THEREOF.

                                                                                          Please date and sign exactly as name
                                                                                          appears on this card. Joint owners should
                                                                                          each sign. Please give full title when
                                                                                          signing as executor, administrator,
                                                                                          trustee, attorney, guardian for a minor,
                                                                                          etc. Signatures for corporations and
                                                                                          partnerships should be in the corporate or
                                                                                          firm name by a duly authorized person.
                                                                                          Please return this proxy promptly in the
                                                                                          enclosed envelope.

                                                                                          Signature: _______________________________

                                                                                          Date: ____________________________________

                                                                                          Signature: _______________________________

                                                                                          Date: ____________________________________

                            * FOLD AND DETACH HERE *